UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2010

TradeStation Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 652-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers: On February 10, 2010, TradeStation Group, Inc. (the "Company") promoted Edward Codispoti, age 38, the Company's Corporate Controller and Vice President of Accounting since September 24, 2007, to the position of Chief Accounting Officer. He will also remain Corporate Controller and Vice President of Accounting. Mr. Codispoti will continue to report to David Fleischman, the Company's Chief Financial Officer. From April 2003 to June 2007, and from March 1997 to August 1999, Mr. Codispoti served in various financial capacities for Kos Pharmaceuticals, Inc. and Subsidiaries, then a publicly-held pharmaceutical company, including serving as Vice President of Financial Reporting and Assistant Controller. Mr. Codispoti's other financial positions have been with Independent Purchasing Cooperative, Inc. and Marex, Inc. Mr. Codispoti began his career at Arthur Andersen, LLP. He is a Certified Public Accountant and earned his Bachelor of Accounting and Master of Accounting degrees from Florida International University.

There was no arrangement or understanding between Mr. Codispoti and any other person pursuant to which he was selected to be appointed Chief Accounting Officer of the Company. There are no family relationships between Mr. Codispoti and any of the existing directors or executive officers of the Company. There have been no transactions and there are no currently proposed transactions in which the Company was or is to be a participant and in which Mr. Codispoti had or will have a direct or indirect material interest that requires disclosure pursuant to Item 404(a) of Regulation S-K. There is no plan, contract or arrangement to which Mr. Codispoti is a party or in which he participates that was or will be entered into, or any amendment to such a plan, contract or arrangement, in connection with Mr. Codispoti's appointment as Chief Accounting Officer of the Company and there was and will be no grant or award to Mr. Codispoti, or modification thereto, under any such plan, contract or arrangement in connection with Mr. Codispoti's appointment as Chief Accounting Officer of the Company.

(e) Compensatory Arrangements of Certain Officers: On February 10, 2010, the Compensation Committee of the Board of Directors of the Company approved for the Company's Chief Executive Officer and President, Chief Financial Officer and certain other named executive officers (i) base salaries for 2010, (ii) share-based awards (i.e., equity compensation) granted February 16, 2010 as part of the Company’s annual grant of share-based awards, and (iii) a cash bonus compensation plan for 2010 performance. The other independent member of the Company's Board of Directors subsequently ratified all of the components (salary, share-based awards and cash bonus plan for 2010 performance) of the Chief Executive Officer's compensation (which, together with the Compensation Committee members, constituted the approval and ratification of all independent members of the Board of Directors).

Base salaries for 2010 for the Company's (i) Chief Executive Officer and President, Salomon Sredni, (ii) Chief Operating Officer, John Roberts, (iii) Chief Financial Officer, David Fleischman, (iv) General Counsel, Marc Stone, and (v) Vice President of Product Development of TradeStation Technologies, Inc., T. Keith Black, are as follows: $515,000 for Mr. Sredni, $309,000 for Mr. Roberts, $288,400 for Mr. Fleischman and Mr. Stone, and $272,950 for Mr. Black. This is the same as the base salaries paid to these executive officers for 2009.

Cash bonuses for 2009 performance for these executive officers are as follows: $0 for Mr. Sredni, $15,450 for Mr. Roberts, $17,500 for Mr. Fleischman, $12,500 for Mr. Stone, and $8,500 for Mr. Black.

With respect to the share-based awards, the Company issued to Messrs. Sredni, Roberts, Fleischman, Stone and Black restricted shares of common stock of the Company and stock options as described below.

The Company issued to these executive officers on and as of Tuesday, February 16, 2010, restricted shares of common stock of the Company in a number equal to the following dollar amounts divided by the closing price of the Company’s common stock on The NASDAQ Stock Market on that date: $540,750 for Mr. Sredni, $166,860 for Mr. Roberts, $155,736 for each of Mr. Fleischman and Mr. Stone, and $147,393 for Mr. Black. These restricted stock awards were issued pursuant to the Company’s incentive stock plan. The shares issued will vest 50% on the third anniversary of the date of grant and 100% on the sixth anniversary, with 100% acceleration upon retirement, death, disability or change in control of the Company. Any unvested shares at the time of termination of employment must be resold to the Company for $0. Based on a closing price for the Company's common stock of $6.41 on Tuesday, February 16, 2010, 84,360 restricted shares of the Company's common stock were issued to Mr. Sredni, 26,031 restricted shares of the Company's common stock were issued to Mr. Roberts, 24,296 restricted shares of the Company's common stock were issued to each of Mr. Fleischman and Mr. Stone, and 22,994 restricted shares of the Company's common stock were issued to Mr. Black.

The Company granted to these executive officers on and as of Tuesday, February 16, 2010, stock options to purchase a number of shares of common stock of the Company equal to the following dollar amounts, divided by 59% of the closing price of the Company's common stock on The NASDAQ Stock Market on that date (which, pursuant to the Company’s recent historical estimates, approximates an estimated fair value of the options over their estimated lives equal to those respective dollar amounts): $360,500 for Mr. Sredni, $111,240 for Mr. Roberts, $103,824 for each of Mr. Fleischman and Mr. Stone, and $98,262 for Mr. Black. All of these stock options were issued pursuant to the Company’s incentive stock plan at exercise prices equal to the closing price of the Company’s common stock on The NASDAQ Stock Market on the date of grant, will vest 20% on each anniversary of the date of grant (with 100% acceleration of vesting upon death, disability or change in control of the Company), and will expire ten years from the date of grant. Based on a closing price for the Company's common stock of $6.41 on Tuesday, February 16, 2010, options to purchase 95,322 shares of the Company's common stock were issued to Mr. Sredni, options to purchase 29,414 shares of the Company's common stock were issued to Mr. Roberts, options to purchase 27,453 shares of the Company's common stock were issued to each of Mr. Fleischman and Mr. Stone, and options to purchase 25,982 shares of the Company's common stock were issued to Mr. Black.

The following is a description of the cash bonus compensation plan for 2010 performance for these executive officers. For all executive officers named herein other than the Chief Executive Officer, 80% of the potential cash bonus will be based on Company 2010 financial performance as described below (which will have thresholds of "acceptable," "very good" and "exceptional"), and 20% will be discretionary, based upon the Chief Executive Officer’s subjective evaluation of each officer’s individual 2010 performance. The plan provides no company-performance-based bonus if 2010 Company performance is deemed no more than "acceptable," sets a target of 32% of the officer’s 2010 base salary if 2010 Company performance is deemed to be at least "very good," and sets an amount that is 150% of that target (or 48% of the officer’s 2010 base salary) if 2010 Company performance is deemed "exceptional." With respect to Company performance measurements, the officer will earn a percentage of the target, on a prorated basis, if the Company's performance is between the "acceptable" and "very good" levels, and, if the "very good" target is exceeded, will earn a percentage of the "exceptional" amount, on a prorated basis, if the Company performance is between "very good" and "exceptional." The subjective discretionary portion can be any amount up to 8% of the officer's 2010 base salary, or higher than 8%, up to 12%, if Company performance under one or both of the Formula Bonus (as defined below) categories is at least "very good."

For the Chief Executive Officer, 100% of the potential cash bonus will be based on Company 2010 financial performance. The plan provides no company-performance-based bonus if 2010 Company performance is deemed no more than "acceptable." The bonus sets a target of 50% of the Chief Executive Officer's 2010 base salary if 2010 Company performance is deemed to be at least "very good," and sets an amount that is 150% of that target (or 75% of the Chief Executive Officer's 2010 base salary) if 2010 Company performance is deemed exceptional. With respect to Company performance measurements, the Chief Executive Officer will earn a percentage of the target, on a prorated basis, if the Company's performance is between the "acceptable" and "very good" levels, and, if the "very good" target is exceeded, will earn a percentage of the "exceptional" amount, on a prorated basis, if the Company performance is between "very good" and "exceptional."

The financial performance measurements that will be used to determine 100% of the potential bonus of the Chief Executive Officer and 80% of the potential bonus of the other officers (the "Formula Bonus") are the same for all officers, including the Chief Executive Officer. Two separate 2010 financial performance measurements will be used to determine the Formula Bonus, which will be considered independently and will each account, separately, for one-half of the Formula Bonus. The two 2010 financial performance measurements are (i) the Company’s 2010 net revenues, which accounts for up to 50.0% of the Formula Bonus (40.0% of the total bonus for executive officers other than the Chief Executive Office and 50.0% of the total bonus for the Chief Executive Officer), with net revenues of $150,000,000 deemed "acceptable," net revenues of $165,500,000 deemed "very good," and net revenues of $190,000,000 deemed "exceptional," and (ii) the Company’s 2010 earnings per share (diluted), which accounts for up to 50.0% of the Formula Bonus (40.0% of the total bonus for executive officers other than the Chief Executive Office and 50.0% of the total bonus for the Chief Executive Officer), with 42 cents deemed "acceptable," 46 cents deemed "very good," and 53 cents deemed "exceptional."

With respect to officers other than the Chief Executive Officer (to which the following statement does not apply), except as specifically stated above, qualifying for the Formula Bonus in whole or in part does not entitle any officer to any part of the discretionary portion of the bonus, and failure to qualify for any part of the Formula Bonus does not preclude any officer from receiving the maximum or any part of the discretionary portion. With respect to the discretionary portion, the Chief Executive Officer’s subjective evaluations and recommendations shall be presented to the Compensation Committee for final approval. In combining the Formula Bonus and the discretionary portion, the maximum amount of any cash bonus that may be earned under the plan for the executive officers other than the Chief Executive Officer is 60% of the officer’s 2010 base salary. For the Chief Executive Officer, whose bonus has no discretionary portion, the maximum amount of any cash bonus that may be earned under the plan (all from the Formula Bonus) is 75% of the Chief Executive Officer’s 2010 base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

February 17, 2010	By:	David H. Fleischman

Name: David H. Fleischman
Title: Chief Financial Officer